Exhibit 10.6

SUBORDINATION AGREEMENT

Dated: September 22, 2022

To:	Puritan Partners LLC

4 Puritan Road

Rye, New York 10580

Attention: Richard Smithline Email: rs@centrecourtam.com

Verition Multi-Strategy Master Fund Ltd.

C/O Verition Fund Management LLC

One American Lane Greenwich CT 06831

Attention: William Anderson

Nightfood Holdings, Inc., a Nevada corporation (the “Company”) has issued to each of Puritan Partners LLC, a New York limited liability corporation (“Puritan Partners”), and Verition Multi-Strategy Master Fund Ltd., a Cayman Islands corporation (“Verition” and, collectively with Puritan, the “Lenders”), a $543,478.26 principal amount 8% Original Issue Discount Senior Secured Convertible Note due December 10, 2022 of the Company (each a “Note,” and collectively, the “Notes”). The Company would like to enter into a Securities Purchase Agreement dated on or around the date hereof (the “Securities Purchase Agreement”) with Mast Hill Fund, L.P., a Delaware limited partnership (“Mast Hill”) pursuant to which Mast Hill shall be issued $700,000 principal amount of 8% unsecured Promissory Note (the “Mast Note”) of the Company, the Warrants (as defined in the Securities Purchase Agreement) (the “Warrants”), and other transaction documents in conjunction therewith. The Lenders have been provided with final copies of the Mast Note, the Warrants and Securities Purchase Agreement are attached hereto as Exhibit “A”.

1. The Lenders hereby give authorization and consent to the Company to enter into the Securities Purchase Agreement with Mast Hill and associated transaction documents.

2. The Company and Mast Hill acknowledge and agree that Mast Hill shall not require the Company to utilize the initial $1,500,000 (the “Minimum Threshold”) of cash proceeds that the Company receives on or after the issuance date of the Mast Note from any source or series of related or unrelated sources from the issuance of equity (excluding the conversion of outstanding warrants of the Company), debt (excluding the proceeds of the Mast Note), or the issuance of securities pursuant to an Equity Line of Credit (as defined in the Mast Note) of the Company to make any payments on the Mast Note, as expressly provided in and pursuant to the terms of Section 1.10 of the Mast Note. The term “Subordinated Obligations” means all obligations, or instruments setting forth such obligations of the Company now existing or hereafter arising, to Mast Hill under any indebtedness, now outstanding or hereafter incurred or any assignee of Mast Hill of all or a portion of the Mast Note. The term “Senior Debt” means any and all obligations of Company to the Lenders or any other assignee of the Lenders of all or a portion of the Notes under, in connection with or in any way related to the Notes or other transaction documents entered into with respect to the Notes. The Company and Mast Hill shall not amend Section 1.10 of the Mast Note in any manner while the Notes are outstanding. The Company and Mast Hill shall not amend the Mast Note to provide a security interest in the Company’s assets while the Notes are outstanding. Further, and for the avoidance of doubt, the Company and Mast Hill acknowledge and agree that Mast Hill does not have the right to require the Company to use the proceeds from the Mast Note to repay the Mast Note under Section 1.10 of the Mast Note.

3. Until the earlier of (i) the date that the Senior Debt is indefeasibly paid in full or (ii) the date that the Company has received cash proceeds of more than the Minimum Threshold in the aggregate (for the avoidance of doubt, each time that the Company receives cash proceeds on or after the issuance date of the Mast Note (excluding the proceeds of the Mast Note), such amount shall be aggregated together for purposes of calculating the Minimum Threshold) from any source or series of related or unrelated sources from the issuance of equity (excluding the conversion of outstanding warrants of the Company), debt, or the issuance of securities pursuant to an Equity Line of Credit (as defined in the Mast Note) of the Company, the Company may not make, and Mast Hill may not accept, any payments in cash under the Mast Note without the prior written consent of the Lenders.

4. Notwithstanding anything to the contrary contained in this subordination agreement (the “Subordination Agreement”), Mast Hill agrees that it will not make any assertion or claim in any action, suit or proceeding of any nature whatsoever in any way challenging the priority, validity or effectiveness of the liens and security interests granted to the Lenders under the Notes and related transaction documents.

5. Mast Hill will not transfer or assign, except to the Lenders, any part of the Subordinated Obligations while any Senior Debt remains outstanding, unless such transfer or assignment is made expressly subject to this Subordination Agreement. For the avoidance of doubt, a transfer or assignment shall not include Mast Hill’s conversion of the Mast Note into the Company’s common stock.

6. This Subordination Agreement contains the entire agreement between the parties regarding the subject matter hereof and may be amended, supplemented or modified only by written instrument executed by the Lenders, Company, and Mast Hill.

7. The undersigned represents and warrants that (a) neither the execution or delivery of this Subordination Agreement nor fulfillment of nor compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions, or provisions of or constitute a default under any agreement or instrument to which the undersigned or any of the undersigned’s assets is now subject; (b) the undersigned is sui juris and has the full right, power, authority and capacity to enter into this Subordination Agreement; and (c) this Subordination Agreement has been duly and validly executed and delivered by the undersigned and constitutes the legal, valid and binding obligation of the undersigned enforceable in accordance with its terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

8. This Subordination Agreement may be assigned by the Lenders in whole or in part in connection with any assignment or transfer of any portion of the Senior Debt, and, in connection with such assignment or transfer, the undersigned shall, if requested by such assignee or transferee, execute with such assignee or transferee a subordination agreement identical to this Subordination Agreement.

9. This Subordination Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective heirs, successors, representatives and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Debt shall have been indefeasibly paid and satisfied in full in cash, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of Company with regard to the Senior Debt is rescinded or must otherwise be restored or returned upon any insolvency proceeding of any Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

10. This Subordination Agreement, and all matters arising herefrom or relating hereto (whether arising in tort, contract or otherwise), shall be governed by and construed in accordance with the laws of the State of New York, without regard to its otherwise applicable principles of conflicts of laws. The provisions of this Subordination Agreement and other agreements and documents referred to herein are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect. Each party hereto irrevocably consents to the jurisdiction of the state or federal courts located in the State of New York or the United States fo America for the Southern District of New York, in each case located in the County of New York, in any and all actions and proceedings whether arising hereunder or under any other agreement or undertaking. EACH PARTY HERETO HEREBY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY SENIOR CREDITOR WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO.

11. Two or more duplicate originals, as well as counterparts, of this Subordination Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. Signature delivered by electronic mail, facsimile or other electronic transmission shall bind the parties hereto.

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Dated as of the date and year first set forth above.

Intending to be legally bound, the Lenders, Mast Hill, and the Company consents and agrees to the terms of the Subordination Agreement as of the date first above written:

MAST HILL FUND, L.P.

By:	Patrick Hassani
Name:	Patrick Hassani
Title:	Chief Investment Officer

Agreed to and Acknowledged:

PURITAN PARTNERS LLC

By:	Richard Smithline
Name:	Richard Smithline
Title:	Managing Member

VERITION MULTI- STRATEGY MASTER FUND LTD.

By:	William Anderson
Name:	William Anderson
Title:	Member

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

Exhibit “A”